UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2026

BCP Investment Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00735	20-5951150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Madison Avenue, 3rd Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 891-2880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BCIC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 6, 2026, Capitala Business Lending, LLC (“CBL”), a wholly-owned subsidiary of BCP Investment Corporation, entered into a sixth amendment (the “Sixth Amendment”) to its senior secured revolving credit facility, dated October 30, 2020 (as amended by the (i) First Amendment to Revolving Credit and Security Agreement and Omnibus Amendment to Facility Documents, dated as of July 1, 2021, (ii) Second Amendment to Revolving Credit and Security Agreement, dated as of May 10, 2022, (iii) Third Amendment to Revolving Credit and Security Agreement, dated as of October 20, 2022, (iv) Fourth Amendment to Revolving Credit and Security Agreement, dated as of August 21, 2024, and (v) Fifth Amendment to Revolving Credit and Security Agreement, dated as of July 14, 2025, the “KeyBank Credit Facility”) with KeyBank National Association (“KeyBank”). KeyBank serves as administrative agent, U.S. Bank National Association serves as custodian, and Sierra Crest Investment Management LLC serves as portfolio manager under the KeyBank Credit Facility.

The Sixth Amendment provides for, among other things (i) a reduction in the applicable margin during the reinvestment period from 2.80% to 2.50% per annum and during the amortization period from 3.20% to 3.00% per annum; (ii) an extension of the termination date of the reinvestment period from August 21, 2027 to August 6, 2029; (iii) an extension of the maturity date from August 21, 2029 to August 6, 2031; and (iv) an increase in the facility amount from $75.0 million to $150.0 million. The Sixth Amendment also amends the borrowing base provisions to permit certain participation interests acquired in connection with the Refinancing (as hereinafter defined) to be included as eligible collateral.

Concurrent with the consummation of the Sixth Amendment, (i) Great Lakes Portman Ridge Funding LLC (“GLPRF LLC”), a direct, wholly owned subsidiary of the Company, transferred certain assets to the Borrower, (ii) proceeds of borrowings under the amended KeyBank Credit Facility were used to repay in full all outstanding advances and other amounts then due under that certain senior secured revolving credit facility, dated as of December 18, 2019 (as amended, the “JPM Revolving Credit Facility”) with GLPRF LLC as borrower and JPMorgan Chase Bank, National Association as administrative agent, and (iii) the financing commitments under the JPM Revolving Credit Facility were terminated and all security interests related thereto were released (collectively, the “Refinancing”).

The description above is only a summary of the material provisions of the Sixth Amendment and is qualified in its entirety by reference to a copy of the Sixth Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Sixth Amendment to Revolving Credit and Security Agreement, dated as of August 6, 2026, among Capitala Business Lending, LLC, as the borrower, Mount Logan Management, LLC, as the collateral manager, the lenders from time to time party thereto, KeyBank National Association, as the administrative agent, and U.S. Bank National Association, as the custodian.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCP INVESTMENT CORPORATION

By:	/s/ Brandon Satoren
Name:	Brandon Satoren
Title:	Chief Financial Officer

Date: August 12, 2026